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                                                                  Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 9, 2006 accompanying the consolidated financial statements of Private Business, Inc. and subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 2005. We have also issued our reports dated April 17, 2006 and April 19, 2006 accompanying the consolidated financial statements of Goldleaf Technologies, Inc. and subsidiary for the years ended December 31, 2005, 2004, and 2003 and the financial statements of KVI Capital, Inc. for the four months ended July 31, 2005, respectively, appearing in Form 8-K filed with the Securities and Exchange Commission on April 26, 2006. All of the aforementioned reports are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned reports.


/s/ Grant Thornton, LLP



Raleigh, North Carolina
April 26, 2006